UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

Tibet Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-35038	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1701, 17/F

90 Jaffe Rd.

Wanchai, Hong Kong

(Address of Principal Executive Office) (Zip Code)

(852) 9798 5569

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	CHANGE IN CONTROL OF REGISTRANT

In anticipation of the resignation of Mr. Taylor Z. Guo as Chief Executive Officer (“CEO”) of Registrant and the appointment of Mr. Hong Yu as the Registrant’s new CEO, Mr. Guo, Mr. Yu and eight other shareholders of the Registrant entered into a “Voting Rights Revocation” agreement on May 16, 2011 by which they mutually agreed to revoke and terminate a former March 30, 2010 “Voting Agreement” among them. The March 30, 2010 Voting Agreement had been entered into to facilitate the Registrant’s initial public offering, and had vested in Mr. Guo beneficial ownership of 38% of the then issued and outstanding shares of Registrant, consisting of 150,000 shares he owned directly and 4,334,500 shares of the eight other shareholders to which he held voting rights under the Voting Agreement. By reason of Voting Rights Revocation, Mr. Guo no longer holds voting rights to any shares other than the 150,000 shares he owns directly. As Mr. Guo surrendered rather than acquired any controlling interest in Registrant, he paid no consideration and did not contribute any funds. Upon the effectiveness of the Voting Rights Revocation agreement, the principal shareholder of the Registrant and the only shareholder holding more than 5% of issued and outstanding shares is Mr. Yu, the chairman of its board of directors and its new CEO. Mr. Yu’s ownership interest remains unchanged at 3,280,000 shares. As is shown in the table below, as of the date of this filing, Mr. Yu is the only shareholder of Registrant holding more than 5% of the issued and outstanding shares of Registrant, with 22.1% of its 14,845,834 issued and outstanding shares.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Common	Hong Yu1	3,280,000	22.1	%.

1.	Mr. Yu’s address is: Hong Yu, c/o Tibet Pharmaceuticals, Inc., Room 1701, 17/F, 90 Jaffe Rd., Wanchai, Hong Kong.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) By a written “Termination Agreement” dated June 6, 2011, Mr. Taylor Z. Guo resigned as the CEO of the Registrant, and the Registrant accepted Mr. Guo’s resignation. Mr. Guo’s separation from the Registrant was not the result of any disagreement. Mr. Guo also resigned as the General Manager/CEO of Registrant’s operating entity in China, Yunnan Shangri-La Tibetan Pharmaceutical Group Limited (“YSTP”). Mr. Guo continues to serve as a director of the Registrant. A translation of the Termination Agreement is attached as an exhibit hereto.

(c) By a written “Employment Agreement” dated June 6, 2011, the Registrant formally retained Mr. Hong Yu to serve as the CEO of the Registrant. Mr. Yu also assumed the duties of the CEO of Registrant’s operating entity, YSTP. Mr. Yu is the founder of YSTP and the largest shareholder of Registrant; he also has been serving and continues to serve as the chairman of the board of directors of both companies. The Employment Agreement provides that Mr. Yu’s duties as CEO of Registrant commenced on June 6, 2011 and, unless sooner terminated, shall remain in force for a period of three years, and the end of which the agreement would be renewed automatically for successive one-year terms unless either party gave 30-days prior written notice of expiration. The Employment Agreement further provides that he will be entitled to a base salary of $30,000, subject to annual review as well as certain benefits, and also will be eligible for incentive bonuses. A translation of the Employment Agreement is attached as an exhibit hereto.

The assumption by Mr. Yu of the duties of CEO of Registrant follows upon Mr. Guo’s resignation as CEO. The two individuals and the Registrant coordinated the transition through Mr. Guo’s Termination Agreement and Mr. Yu’s Employment Agreement, both effective June 6, 2011.

Mr. Yu does not have any family relationships with any other director of officer of Registrant, or any person nominated to become a director or executive officer of Registrant.

In further response to this Item 5.02(c), Registrant incorporates by reference the “Management” and “Related Party Transactions” sections of the registration statement filed with the Commission on May 14, 2010, as amended (file no. 333-166854) (the “Registration Statement”) and the prospectus filed pursuant to Rule 424(b)(3) of the Securities Act of 1933 (the “Securities Act”) on January 11, 2011 (the “IPO Prospectus”), as well as the section entitled “Item 13. Certain Relationships and Related Transactions, and Director Independence” in Registrant’s Form 10K filed with the Commission on March 30, 2011 (file no. 001-35038).

ITEM 8.01	OTHER EVENTS

On June 10, 2011, the Registrant issued a press release announcing the assumption by Mr. Hong Yu as the duties of the Chief Executive Officer (“CEO”) of Registrant in addition to his duties as the chairman of the Registrant’s Board of Directors, and also announcing the resignation of Taylor Z. Guo as the CEO of Registrant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.01	Translation of Termination Agreement between Registrant and Taylor Z. Guo dated June 6, 2011.

10.02	Translation of Employment Agreement between Registrant and Hong Yu dated June 6, 2011.

99.01	Press Release of June 10, 2011: “Tibet Pharmaceuticals Announces New CEO.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tibet Pharmaceuticals, Inc.

Date: June 10, 2011	By:	/s/ Hong Yu
Hong Yu
Chief Executive Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.01	Translation of Termination Agreement between Registrant and Taylor Z. Guo dated June 6, 2011.

10.02	Translation of Employment Agreement between Registrant and Hong Yu dated June 6, 2011.

99.01	Press Release of June 10, 2011: “Tibet Pharmaceuticals Announces New CEO.”